Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)

Lisata Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(c)	350,498,987	$1.03	$361,013,956.61	0.000087	$31,408.22
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:					$361,013,956.61		$31,408.22
		Total Fees Previously Paid:							$0.00
		Total Fee Offsets:							$0.00
		Net Fee Due:							$31,408.22
Offering Note

1	(1)
The shares of common stock, par value $0.001 per share (the "Common Stock"), will be offered for resale by the selling shareholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 350,498,987 shares of the Registrant's Common Stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number shares of Common Stock as may be issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events.

(2)
This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share of Common Stock and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on November 6, 2026, as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses	☑Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date